Exhibit 1.1

CHAIN BRIDGE I

20,000,000 Units

Underwriting Agreement

November 9, 2021

Cowen and Company, LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters listed in Schedule 1 hereto

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Ladies and Gentlemen:

Chain Bridge I, a Cayman Islands exempted company (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 20,000,000 units of the Company (the “Underwritten Units”) and, at the option of the Underwriters, up to an additional 3,000,000 units of the Company (the “Option Units”). The Underwritten Units and the Option Units, collectively, are herein referred to as the “Public Units.”

Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (collectively, the “Ordinary Shares”), and one-half of one redeemable warrant, where each whole warrant entitles the holder to purchase one Ordinary Share (the “Public Warrants”). The Ordinary Shares and the Public Warrants included in the Public Units will not trade separately until the 52nd day following the date of the Prospectus (as defined below) (or if such date is not a business day (as defined below), the following business day) (unless the Representatives inform the Company of their decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the U.S. Securities and Exchange Commission (the “Commission”) on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet and (c) the Company having issued a press release announcing when such separate trading will begin. No fractional Public Warrants will be issued upon separation of the Public Units, and only whole Public Warrants will trade. Each whole Public Warrant entitles its holder, upon exercise, to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment, during the period commencing on the later of thirty days after the completion of the Company’s initial Business Combination (as defined below) and twelve months from the date of the consummation of the Offering, and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or Liquidation (as defined below); provided, however, that pursuant to the Warrant Agreement (as defined below), a fractional Public Warrant may not be exercised, so that only a whole Public Warrant may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination” (as described more fully in the Prospectus) shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities involving the Company.

The Company has entered into an Investment Management Trust Agreement, effective as of the date hereof (the “Trust Agreement”), with Continental Stock Transfer & Trust Company (“CST”), as trustee (the “Trustee”), in substantially the form filed as Exhibit 10.1 to the Registration Statement (as defined below), pursuant to which proceeds from the sale of the Private Placement Warrants (as defined below), the Cowen Loan (as defined below) and the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the Public Shareholders (as defined below).

The Company has entered into a Warrant Agreement, effective as of the date hereof (the “Warrant Agreement”), with respect to the Warrants (as defined below) with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement, pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants.

The Company entered into (i) a Securities Subscription Agreement (the “Sponsor Purchase Agreement”), dated as of February 3, 2021, with Chain Bridge Group, a Cayman Islands exempted company (the “Sponsor”), filed as Exhibit 10.7 to the Registration Statement, pursuant to which the Sponsor purchased 7,195,714 of the Company’s Class B ordinary shares, par value $0.0001 per share (the “Founder Shares”), for $21,150, and (ii) a Securities Subscription Agreement, dated as of February 3, 2021, as amended by Amendment to Securities Subscription Agreement, dated April 9, 2021, Amendment No. 2 to Securities Subscription Agreement, dated October 1, 2021 and Amendment No. 3 to Securities Subscription Agreement, dated November 1, 2021 (as so amended, the “Cowen Investments Purchase Agreement”), with CB Co-Investment LLC, a Delaware limited liability company (“Cowen Investments”), filed as Exhibits 10.8, 10.10, 10.11 and 10.12, respectively, to the Registration Statement, pursuant to which Cowen Investments purchased 1,429,286 Founder Shares, for $4,150. On April 9, 2021, Cowen Investments transferred 28,571 Founder Shares to the Sponsor at their original purchase price, resulting in the Sponsor owning 7,224,285 Founder Shares and Cowen Investments owning 1,400,715 Founder Shares. On October 1, 2021, the Sponsor forfeited 2,408,095 Founder Shares and Cowen Investments forfeited 466,905 Founder Shares, resulting in an aggregate of 5,750,000 Founder Shares outstanding. Depending on the extent to which the Underwriters’ over-allotment option is exercised, up to 625,714 of the Sponsor’s Founder Shares and up to 124,286 of Cowen Investments’ Founder Shares, or a total of 750,000 Founder Shares, are subject to forfeiture. The Founder Shares are substantially similar to the Ordinary Shares included in the Public Units, except as described in the Registration Statement, the Pricing Disclosure Package (as defined below) and the Prospectus.

Effective as of February 1, 2021, the Company issued a Promissory Note (the “Sponsor Promissory Note”) in favor of the Sponsor, filed as Exhibit 10.6 to the Registration Statement, under which the Company may borrow up to a principal amount of $300,000. The Sponsor Promissory Note is unsecured and non-interest-bearing.

Effective as of the date hereof, the Company has entered into a Private Placement Warrants Purchase Agreement with the Sponsor in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Sponsor Private Placement Warrant Agreement”), pursuant to which the Sponsor agreed to purchase an aggregate of 7,875,000 warrants (or up to 8,775,000 warrants depending on the extent to which the over-allotment option is exercised), each such warrant entitling its holder, upon exercise, to purchase one Ordinary Share (the “Private Placement Warrants”). Pursuant to the Cowen Investments Purchase Agreement, Cowen Investments agreed to purchase an aggregate of 1,625,000 Private Placement Warrants (or 1,775,000 Private Placement Warrants depending on the extent to which the over-allotment option is exercised). The Private Placement Warrants are substantially similar to the Public Warrants, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

The Company entered into a Forward Purchase Agreement, effective as of November 1, 2021 (the “Forward Purchase Agreement”), with Franklin Strategic Series – Franklin Growth Opportunities Fund, a Delaware statutory trust (the “Forward Purchase Investor”), filed as Exhibit 10.15 to the Registration Statement, pursuant to which the Forward Purchase Investor, at its discretion and subject to the terms of the Forward Purchase Agreement, agreed to purchase, upon closing of the initial Business Combination, an aggregate of 4,000,000 Ordinary Shares (the “Forward Purchase Shares”) at a price of $10.00 per share, and an aggregate of 2,000,000 forward purchase warrants (the “Forward Purchase Warrants” and, together with the Private Placement Warrants and the Public Warrants, the “Warrants”) to purchase one Ordinary Share at a price of $11.50 per share.

The Company has entered into a Registration and Shareholder Rights Agreement, effective as of the date hereof (the “Registration and Shareholder Rights Agreement”), with the Sponsor, Cowen Investments and the other parties thereto, in substantially the form filed as Exhibit 10.2 to the Registration Statement, pursuant to which the Company has granted certain registration rights in respect of, among other securities, the Founder Shares and the Private Placement Warrants and underlying securities. Pursuant to the Forward Purchase Agreement, the Company has also granted certain registration rights in respect of the Forward Purchase Shares, the Forward Purchase Warrants and the Ordinary Shares underlying the Forward Purchase Warrants.

The Company has caused to be duly executed and delivered a letter agreement (the “Insider Letter”), dated the date hereof, with the Sponsor, Cowen Investments and each of the Company’s officers, directors and director nominees, in substantially the form filed as Exhibit 10.9 to the Registration Statement.

The Company has entered into an Administrative Services Agreement, effective as of the date hereof (the “Administrative Services Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.5 to the Registration Statement, pursuant to which the Company will, subject to the terms of the Administrative Services Agreement, pay to the Sponsor an aggregate monthly fee of $20,000 for office space, secretarial and administrative services from the date that the Public Units are first listed on the Nasdaq Global Market (“Nasdaq”) until the earlier of (x) the consummation of an initial Business Combination and (y) the Liquidation.

The Company has entered into a Business Combination Marketing Agreement, effective as of the date hereof, with the Underwriters (the “Business Combination Marketing Agreement” and, together with this Agreement (as defined below), the Trust Agreement, the Warrant Agreement, the Sponsor Purchase Agreement, the Cowen Investments Purchase Agreement, the Sponsor Promissory Note, the Sponsor Private Placement Warrant Agreement, the Registration and Shareholder Rights Agreement, the Insider Letter, the Administrative Services Agreement, the Cowen Loan Note (as defined below) and the Forward Purchase Agreement, collectively, the “Transaction Documents”), in substantially the form filed as Exhibit 1.2 to the Registration Statement.

The Company has issued a Promissory Note, dated as of November 9, 2021, to Cowen Investments, filed as Exhibit 10.14 to the Registration Statement (the “Cowen Loan Note”), pursuant to which Cowen Investments will loan (the “Cowen Loan”) the Company $1,000,000 (or $1,150,000 depending on the extent to which the over-allotment option is exercised), which will be repaid upon the closing of the initial Business Combination, or at Cowen Investment’s option, converted into Warrants at a conversion price of $1.00 per Warrant. Pursuant to the Cowen Loan Note, (i) Cowen Investments has waived any and all rights and claims it may have to any proceeds, and any interest thereon, held in the Trust Account in respect the Cowen Loan, and (ii) the proceeds from the Cowen Loan will be deposited by the Company in the Trust Account in accordance with the terms of the Trust Agreement on or prior to the Closing Date or the Additional Closing Date, as the case may be.

The Company confirms that it has engaged Wells Fargo Securities, LLC (“Wells Fargo Securities”), and Wells Fargo Securities confirms its agreement with the Company, to render services as a “qualified independent underwriter” within the meaning of Rule 5121 of the rules of the Financial Industry Regulatory Authority (“FINRA”) with respect to the Offering. Wells Fargo Securities, solely in its capacity as a qualified independent underwriter with respect to the Offering, and not otherwise, is referred to herein as the “QIU.”

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Public Units, as follows:

1.                   Registration Statement. The Company has prepared and filed with the Commission under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-254502), including a prospectus, relating to the Public Units and the Public Warrants and Ordinary Shares included therein. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Public Units. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated November 1, 2021.

“Applicable Time” means 4:30 P.M., New York City time, on November 9, 2021.

2.                   Purchase of the Public Units.

(a)               The Company agrees to issue and sell the Underwritten Units to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per Unit of $9.80 (the “Purchase Price”) from the Company the respective number of Underwritten Units set forth opposite such Underwriter’s name in Schedule 1 hereto.

(b)               In addition, the Company agrees to issue and sell the Option Units to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Units at a price per Unit of $9.80 less an amount per unit equal to any dividends or distributions declared by the Company and payable on the Underwritten Units but not payable on the Option Units.

If any Option Units are to be purchased, the number of Option Units to be purchased by each Underwriter shall be the number of Option Units which bears the same ratio to the aggregate number of Option Units being purchased as the number of Underwritten Units set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Units being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Units as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Units at any time in whole, or from time to time in part, on or before the 45th day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised and the date and time when the Option Units are to be delivered and paid for, which may be the same date and time as the Closing Date (as defined below) but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least one business day prior to the date and time of delivery specified therein.

(c)               The Company understands that the Underwriters intend to make a public offering of the Public Units (the “Offering”), and initially to offer the Public Units on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Public Units to or through any affiliate of an Underwriter.

(d)               Payment for the Public Units shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Units, at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020, at 10:00 A.M. New York City time on November 15, 2021, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Units, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Units. The Company shall not be obligated to sell or deliver any of the Underwritten Units, except upon tender of payment by the Representatives for all Underwritten Units. The time and date of such payment for the Underwritten Units is referred to herein as the “Closing Date,” and each time and date for such payment for Option Units, if other than the Closing Date, is herein referred to as an “Additional Closing Date.”

Payment for the Public Units to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Public Units to be purchased on such date in definitive or book-entry form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Public Units duly paid by the Company. Delivery of the Public Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(e)               The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Offering contemplated hereby (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

(f)                The Company, the Underwriters and the QIU agree that the QIU shall not receive any additional compensation for its services as a QIU.

3.                   Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the QIU that:

(a)               Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)               Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)               Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Public Units other than any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act.

(d)               Form 8-A. The Company has filed with the Commission a Form 8-A (file number 001-41047) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Public Units, the Ordinary Shares and the Public Warrants, which registration is currently effective on the date hereof. The Public Units and the Ordinary Shares and the Public Warrants included as part of the Public Units have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on Nasdaq, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e)               Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B under the Securities Act.

(f)                Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone, other than the Representatives, to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)               Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(h)               Financial Statements. The financial statements (including the related notes thereto) of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and presents fairly the information shown thereby; all disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission), if any, comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(i)                 No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock, short-term debt or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company; (ii) the Company has not entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii) the Company has not sustained any loss or interference with its business that is material to the Company and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)                 Organization and Good Standing. The Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company or on the performance by the Company of its obligations under the Transaction Documents (a “Material Adverse Effect”).

(k)               Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the outstanding securities of the Company were at all relevant times either registered under the Securities Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

(l)                 Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and each of the other Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(m)             The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n)               The Offering Securities. The Public Units have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal or similar rights, will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The specimen certificates for the Public Units are in due and proper form. The Ordinary Shares included in the Public Units have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights. The Public Warrants, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment therefor as provided herein, will be duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The Private Placement Warrants, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment therefor as provided in the Sponsor Private Placement Warrant Agreement and Cowen Investments Purchase Agreement, will be duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The Forward Purchase Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights. The Forward Purchase Warrants, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment therefor as provided herein, will be duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The Ordinary Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants and, when issued and delivered against payment therefor pursuant to the Warrant Agreement, will be duly and validly issued, fully paid and non-assessable; the holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; and all corporate action required to be taken for the authorization, issuance and delivery of such Ordinary Shares (other than the issuance and delivery to be made upon exercise of the Warrants and payment therefor pursuant to the Warrant Agreement) has been duly and validly taken.

(o)               The Trust Agreement. The Trust Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(p)               The Warrant Agreement. The Warrant Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(q)               The Sponsor Purchase Agreement. The Sponsor Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor and constitutes a valid and legally binding obligation of the Company and the Sponsor enforceable against the Company and the Sponsor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(r)                The Cowen Investments Purchase Agreement. The Cowen Investments Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(s)                The Sponsor Promissory Note. The Sponsor Promissory Note has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(t)                 The Sponsor Private Placement Warrant Agreement. The Sponsor Private Placement Warrant Agreement has been duly authorized, executed and delivered by the Company and the Sponsor and is the valid and binding agreement of the Company and the Sponsor enforceable against the Company and the Sponsor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(u)               The Registration and Shareholder Rights Agreement. The Registration and Shareholder Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(v)               The Insider Letter. The Insider Letter has been duly authorized, executed and delivered by the Company and the Sponsor and, to the Company’s knowledge, duly executed and delivered by each officer, director and director nominee of the Company and constitutes a valid and legally binding obligation of the Company and the Sponsor and, to the Company’s knowledge, a valid and legally binding obligation of each officer, director and director nominee of the Company, enforceable in accordance with its terms against the Company and the Sponsor and, to the Company’s knowledge, each officer, director and director nominee of the Company, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(w)             The Administrative Services Agreement. The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(x)               The Business Combination Marketing Agreement. The Business Combination Marketing Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(y)               Cowen Loan Note. The Cowen Loan Note has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(z)               Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(aa)            No Violation or Default. The Company is not (i) in violation of any provision in its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or asset of the Company is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)           No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Public Units and the consummation of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property, right or asset of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Public Units and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Public Units and the Ordinary Shares and the Public Warrants under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Public Units by the Underwriters.

(dd)           Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company is or may be a party or to which any property of the Company is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ee)            Independent Accountants. Frank, Rimerman + Co. LLP, who has certified certain financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(ff)              Certain Disclosures. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Pricing Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Pricing Disclosure Package and the Prospectus under the headings “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” “Description of Securities,” “Underwriting (Conflicts of Interest)” and “Taxation” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Securities Act to be described in the Registration Statement or Prospectus that have not been described as required.

(gg)           Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Public Units and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(hh)           Company Taxes. The Company has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its properties or assets.

(ii)              Licenses and Permits. The Company possesses all licenses, sub-licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its business as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(jj)              Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act to the extent required by Rule 13a-15(e) of the Exchange Act.

(kk)           Minute Books. The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company since the time of its formation through the date of the latest meeting and action and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(ll)              Cybersecurity; Data Protection. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(mm)      No Unlawful Payments. Neither the Company nor any director, director nominees, officer or employee of the Company nor, to the knowledge of the Company, any agent, affiliate, representative or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintains and enforces, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(nn)           Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) and the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)             No Conflicts with Sanctions Laws. Neither the Company nor any of its directors, director nominees, officers or employees, nor, to the knowledge of the Company, any agent, affiliate, representative or other person associated with or acting on behalf of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company has not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(pp)             No Registration Rights. No person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Public Units.

(qq)             Compliance with Nasdaq Rules. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers, directors or director nominees, in their capacities as such, to comply with (as and when applicable), and immediately following the initial effective date of the Registration Statement the Company will be in compliance with, the applicable requirements of the Nasdaq Marketplace Rules. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers, directors or director nominees, in their capacities as such, to comply with (as and when applicable), and immediately following the initial effective date of the Registration Statement the Company will be in compliance with, the phase-in requirements and all other applicable provisions of the Nasdaq corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(rr)              Transfer Taxes. There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Public Units.

(ss)             Questionnaires. All information contained in the questionnaires (the “Questionnaires”) completed by the Company and the Sponsor and provided to the Underwriters is true and correct; all information contained in the Questionnaires completed by the Company’s officers, directors and director nominees and provided to the Underwriters is, to the knowledge of the Company, true and correct; and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Company, the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(tt)              Acquisition Target Not Selected. Prior to the date hereof, the Company has not selected any Business Combination target and has not, nor, to its knowledge, has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with respect to a possible initial Business Combination.

(uu)             No Broker’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, the Sponsor or any officer, director or director nominee of the Company with respect to the sale of the Public Units hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any such officer, director or director nominee of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by FINRA.

(vv)             Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww)           No Direct or Indirect Payments. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other type of “underwriting compensation” as defined in Rule 5110(j)(22) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the twelve months prior to the initial effective date of the Registration Statement, other than payments to the Underwriters pursuant to this Agreement and the Business Combination Marketing Agreement.

(xx)              No Investment Banking, Financial Advisory and/or Consulting Services. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, during the period beginning 180 days prior to the initial confidential submission of the Registration Statement and ending on the initial effective date of the Registration Statement, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(yy)             Affiliation with FINRA. Except as disclosed in the Questionnaires provided to the Representatives, to the Company’s knowledge, no officer, director, director nominee or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(zz)              Ownership of FINRA Member Securities. Except as disclosed in the Questionnaires provided to the Representatives, to the Company’s knowledge, no Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market).

(aaa)            Subordinated Loans to FINRA Members. To the Company’s knowledge, no Company Affiliate has made a subordinated loan to any Member.

(bbb)          Non-Compete/Non-Solicitation. Except as described in the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge, none of the Sponsor, officers, directors or director nominees of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer, prior employer or other entity that could materially affect its, his or her ability to be and act in the capacity of shareholder, officer or director of the Company, as applicable.

(ccc)            Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any officer, director or director nominee of the Company.

(ddd)           No Unlawful Influence. The Company has not offered, or caused the Underwriters to offer, the Public Units to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(eee)           Applicability of Rule 419. Upon delivery and payment for the Public Units on the Closing Date and each Additional Closing Date, the Company will not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(fff)             Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Units.

(ggg)          Margin Rules. Neither the issuance, sale and delivery of the Public Units nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(hhh)           Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(iii)               Sarbanes-Oxley Act. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jjj)            Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto the Company was an “ineligible issuer,” as defined in Rule 405 under the Securities Act solely because of subclause (B) of clause (ii) of the definition thereof. The Company has paid the registration fee for the Offering pursuant to Rule 456 under the Securities Act.

(kkk)       No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preference shares issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.

(lll)            Company Ownership of Other Entities. The Company does not own, and since its formation, has not owned, an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(mmm)                        Payments in Foreign Currency. Except as described in the Registration Statement, the Pricing Disclosure Package, under current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Public Units may be paid by the Company to the holder thereof in United States dollars or Cayman Islands dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision thereof or therein.

4.                  Further Agreements of the Company. The Company covenants and agrees with each Underwriter and the QIU that:

(a)               Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; and the Company will furnish copies of the Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of such filing in such quantities as the Representatives may reasonably request.

(b)               Delivery of Copies. The Company will deliver, upon request, without charge, (i) to the Representatives, signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the offering of the Public Units as in the opinion of counsel for the Underwriters a prospectus relating to the Public Units is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Public Units by any Underwriter or dealer.

(c)               Amendments or Supplements. Before making, preparing, using, authorizing, approving, referring to or filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)               Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Public Units for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Public Units and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)               Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters and the QIU thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters, and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters and the QIU thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters, and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package, as so amended or supplemented, will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                Blue Sky Compliance. The Company will qualify the Public Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Public Units; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)               Earning Statement. The Company will make generally available to its security holders and the Representatives, as soon as practicable, an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)               Clear Market. For a period of 180 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any Units, Ordinary Shares, Founder Shares, Warrants or any securities convertible into or exercisable or exchangeable for any Units, Ordinary Shares, Founder Shares or Warrants, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Founder Shares or Warrants or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Units or such other securities, in cash or otherwise, without the prior written consent of Cowen and Company, LLC and Wells Fargo Securities, LLC, except, in each case, that the Company may (a) issue and sell the Private Placement Warrants, (b) issue and sell the Option Units on exercise of the option provided for in Section 2(b) hereof, (c) issue and sell the Forward Purchase Shares, the Forward Purchase Warrants and any Ordinary Shares issuable upon exercise thereof, (d) register with the Commission pursuant to the Registration and Shareholders Rights Agreement and the Forward Purchase Agreement, in accordance with the terms of the Registration and Shareholders Rights Agreement and the Forward Purchase Agreement, the resale of the Founder Shares (and any Ordinary Shares issuable upon conversion of the Founder Shares), Private Placement Warrants, the Forward Purchase Shares, the Forward Purchase Warrants (and any Ordinary Shares issuable upon the exercise of the Forward Purchase Warrants) and any warrants that may be issued upon conversion of working capital loans, the Cowen Loan, any extension loans (and any Ordinary Shares issuable upon the exercise of the Private Placement Warrants, and warrants issued upon conversion of working capital loans, the Cowen Loan and any extension loans), and (e) issue securities in connection with a Business Combination; provided that the foregoing restrictions shall not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director of the Company (so long as such current or future independent director is subject to the terms of the Insider Letter with respect to such Founder Shares at the time of such transfer; and so long as, to the extent any Section 16 of the Exchange Act reporting obligation is triggered as a result of such transfer, any related Section 16 of the Exchange Act filing includes a practical explanation of the transfer).

(i)                 Insider Letter Amendments. The Company agrees not to amend the Insider Letter without the written consent of the Representatives.

(j)                 Use of Proceeds. The Company will apply the proceeds from the sale of the Private Placement Warrants and the Cowen Loan received by it in a manner materially consistent with the applications described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

(k)               No Stabilization. Neither the Company nor its affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Public Units.

(l)                 Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Public Units, the Ordinary Shares and the Public Warrants on Nasdaq.

(m)             Reports. For a period commencing on the initial effective date of the Registration Statement and ending five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representatives, furnish to the Representatives copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and, to the extent such information or documents are not otherwise publicly available, upon written request from the Representatives, promptly furnish to the Representatives: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities in their capacities as such; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed or furnished on the Commission’s EDGAR website and publicly available will be considered furnished for the purposes of this Section 4(l).

(n)               Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o)               Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Public Units within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 4(h) hereof.

(p)               Exchange Act Registration. For a period commencing on the initial effective date of the Registration Statement and ending five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use commercially reasonable efforts to maintain the registration of the Ordinary Shares (or such other security into which such Ordinary Shares may be exchanged in connection with a Business Combination) under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of an initial Business Combination. For a period commencing on the initial effective date of the Registration Statement and ending upon the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use commercially reasonable efforts to maintain the registration of the Public Units and Public Warrants under the provisions of the Exchange Act. During such applicable period, the Company will not deregister the Public Units, Ordinary Shares or Public Warrants under the Exchange Act (except in connection with an exchange pursuant to a Business Combination or a going private transaction after the completion of an initial Business Combination) without the prior written consent of the Representatives.

(q)               Current Report on Form 8-K. The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four business days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Current Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2(b) hereof, the Company shall promptly, but not later than four business days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Units and its receipt of the proceeds therefrom, unless the receipt of such proceeds are reflected in the Current Report on Form 8-K referenced in the immediately prior sentence.

(r)                Quarterly Review. For a period commencing on the initial effective date of the Registration Statement and ending five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Public Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(s)                Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Securities Act.

(t)                 Transfer and Warrant Agent. For a period commencing on the initial effective date of the Registration Statement and ending five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Public Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(u)               Initial Business Combination. The Company will not consummate an initial Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it or a committee of independent and disinterested members of its board of directors obtains an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, that such initial Business Combination is fair to the Company from a financial point of view. The Company shall not pay the Sponsor or its affiliates or any of the Company’s officers, directors or any of their respective affiliates any fees or compensation of any kind for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination; provided, however, that (x) such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf related to identifying, investigating and completing an initial Business Combination and (ii) may be repaid loans as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (y) an affiliate of the Sponsor may receive up to $20,000 per month pursuant to the Administrative Services Agreement for office space, secretarial and administrative services provided to the Company, none of which payments described in (x) or (y) will be made from the proceeds held in the Trust Account prior to completion of the initial Business Combination.

(v)               FINRA Submissions. For a period of 60 days following the effective date of the Registration Statement, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), each Representative and its counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(w)             Affiliates or Associated Persons of Members. The Company shall advise FINRA, each Representative and its counsel if it is aware that any 10% or greater shareholder of any class of the Company’s equity securities or securities that are convertible or exchangeable into equity securities of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Public Units.

(x)               Trust Account Investments. The Company shall cause the proceeds of the Offering, the sale of the Private Placement Warrants and the Cowen Loan to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Pricing Disclosure Package and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates an initial Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(y)               Use of Funds in Trust Account. During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the Trustee to release from the Trust Account, (i) solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes, if any, and (ii) to pay Public Shareholders who properly redeem their Public Shares (as defined below) in connection with a shareholder vote to approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) (x) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with its initial Business Combination or to redeem 100% of the outstanding Public Shares if the Company has not consummated an initial Business Combination within 18 months from the closing of the Offering (or up to 24 months if the Company were to extend the period of time to consummate an initial Business Combination as described in the Prospectus) or (y) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (net of taxes payable thereon in accordance with the preceding sentence)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination and the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(z)               Availability of Authorized but Unissued Securities. The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon the conversion of the Founder Shares and the exercise of any of the Public Warrants, the Private Placement Warrants, the Forward Purchase Warrants and any warrants that may be issued upon conversion of working capital loans, the Cowen Loan and any extension loans.

(aa)            No Additional Issuances prior to the Business Combination. Prior to the earlier of the consummation of an initial Business Combination and the Liquidation, the Company shall not issue (other than in replacement for lost, stolen or mutilated certificates) any Ordinary Shares, Warrants or any options or other securities convertible into Ordinary Shares, or any preference shares, in each case, that (1) receive funds from the Trust Account or (2) vote as a class with the Public Shares (a) on any initial Business Combination or (b) to approve an amendment to the Charter to (i) extend the time the Company has to consummate a Business Combination beyond 18 months from the Closing Date (or up to 24 months if the Company were to extend the period of time to consummate an initial Business Combination as described in the Prospectus) or (ii) amend the foregoing provisions.

(bb)           Audit Committee Review. Prior to the earlier of the consummation of an initial Business Combination and the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made by the Company to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(cc)            Penny Stock. The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(dd)           Internal Controls. To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)            Maintenance of Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of (x) the Public Units and Public Warrants on the Nasdaq (or another national securities exchange) until the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, and (y) the Ordinary Shares on Nasdaq (or another national securities exchange) until five years from the date of the consummation of the Business Combination or until such earlier time at which Liquidation occurs.

(ff)              Sarbanes Oxley. As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the rules of Nasdaq.

(gg)           Charter. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Charter.

(hh)           Consummate the Initial Business Combination. The Company, subject to any applicable provision of the Charter, may consummate the initial Business Combination and conduct redemptions of Public Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Ordinary Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering, the sale of the Private Placement Warrants and the Cowen Loan and (y) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by (B) the total number of Ordinary Shares sold as part of the Public Units (the “Public Shares”) then outstanding. If, however, a shareholder vote is required by applicable law or stock exchange listing requirement in connection with the initial Business Combination, or the Company decides to hold a shareholder vote for business or other reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, each of the Sponsor, Cowen Investments and the Company’s directors and officers has agreed to vote all of the Founder Shares and Public Shares it then holds, if any, in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering, the sale of the Private Placement Warrants and the Cowen Loan and (2) interest income earned on the funds held in the Trust Account (which interest shall be net of any taxes payable), divided by (II) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares voted by the shareholders at a duly held shareholders meeting are voted to approve such Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who validly and affirmatively requested such redemption. Only Public Shareholders who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Charter, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination by 18 months from the closing of the Offering (or up to 24 months if the Company were to extend the period of time to consummate an initial Business Combination as described in the Prospectus), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Ordinary Shares included in the Public Units shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of capital stock of the Company. The Sponsor and the Company’s officers and directors have agreed that they will not propose any amendment to the Charter (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the outstanding Public Shares if the Company has not consummated an initial Business Combination within 18 months from the closing of the Offering (or up to 24 months if the Company were to extend the period of time to consummate an initial Business Combination as described in the Prospectus) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company offers to the Public Shareholders the right to redeem their Public Shares in connection with such amendment, as described in the Pricing Disclosure Package and Prospectus.

(ii)              Business Combination Announcement. In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (a “Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of an initial Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with each Representative’s standard policies regarding confidential information.

(jj)              Forfeiture. Upon the earlier to occur of the expiration and termination of the Underwriters’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor and Cowen Investments, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 750,000 by (b) a fraction, (i) the numerator of which is 3,000,000 minus the number of Option Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,000,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this Section 4(jj).

(kk)           Written Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly (i) notify the Representatives and the QIU so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(ll)              Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Public Units within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 4(h) hereof.

(mm)      Delivery of Documents. The Company will deliver to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Sponsor Purchase Agreement, the Cowen Investments Purchase Agreement, the Sponsor Promissory Note, the Sponsor Private Placement Warrant Agreement, the Registration and Shareholder Rights Agreement, the Insider Letter, the Administrative Services Agreement, the Business Combination Marketing Agreement, Cowen Loan Note and the Forward Purchase Agreement.

(nn)           Trust Account Waiver. The Company will seek to have all vendors, service providers (other than the Underwriters and its independent registered public accounting firm), prospective target businesses and other entities with which it does business enter into an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. The Company may forego obtaining such waivers only if the Company’s management shall have determined that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

(oo)           Certification of Beneficial Ownership. The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners and Key Controllers of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

5.                  Certain Agreements of the Underwriters. Each of the Underwriters and the QIU hereby represents and agrees that it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the Offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.                  Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Units on the Closing Date or the Option Units on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)               Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)               Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)               No Material Adverse Change. No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Public Units on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)               Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e)               Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Frank, Rimerman + Co. LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)                Opinion and 10b-5 Statement of Counsel for the Company. (i) Goodwin Procter LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and (ii) Campbells, Cayman Islands counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g)               Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of DLA Piper LLP (US), counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)               No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Public Units; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Public Units.

(i)                 Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)                 Exchange Listing. The Public Units to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(k)               Delivery of Transaction Documents. On or prior to the Closing Date, the Company shall have delivered to the Representatives executed copies of this Agreement, the Trust Agreement, the Warrant Agreement, the Sponsor Purchase Agreement, the Cowen Investments Purchase Agreement, the Sponsor Promissory Note, the Sponsor Private Placement Warrant Agreement, the Registration and Shareholder Rights Agreement, the Insider Letter, the Administrative Services Agreement, the Business Combination Marketing Agreement, the Cowen Loan Note and the Forward Purchase Agreement, and each of the Transaction Documents shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(l)                 Funding of Private Placement Warrants and Cowen Loan. At least one business day prior to the Closing Date or the Additional Closing Date, as applicable, the Company shall have caused proceeds from the sale of the Private Placement Warrants and the Cowen Loan to be deposited into the Trust Account such that the cumulative amount deposited into the Trust Account as of such Closing Date or Additional Closing Date shall equal the product of the number of Public Units sold in the Offering as of such Closing Date or Additional Closing Date and $10.20 per Unit.

(m)             FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(n)               Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                  Indemnification and Contribution.

(a)               Indemnification of the Underwriters and the QIU.

(i)                 The Company agrees to indemnify and hold harmless each Underwriter, each of its affiliates, directors, managers, members, employees, agents, representatives and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(ii)              The Company agrees to indemnify and hold harmless the QIU, each of its affiliates, directors and officers and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “QIU Indemnified Parties”, and each a “QIU Indemnified Party”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, to which such QIU Indemnified Party may become subject, under the Securities Act or otherwise, arising out of or based upon the QIU acting as a qualified independent underwriter within the meaning of Rule 5121 of the FINRA Rules in connection with the offering contemplated by this Agreement, and shall reimburse each QIU Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by such QIU Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred.

(b)               Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (y) the concession figure appearing in the fourth paragraph under the caption “Underwriting (Conflicts of Interest)” and (z) the twelfth through fourteenth paragraphs under the caption “Underwriting (Conflicts of Interest).”

(c)               Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be actual or potential legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (v) the Indemnified Person is a QIU Indemnified Party that shall have reasonably concluded that there may be actual or potential legal defenses available to it that are different from or in addition to those available to other Indemnified Parties. It is understood and agreed that, except for liability for the fees and expenses of separate counsel for QIU Indemnified Parties designated by the QIU in the circumstances described in clause (iv) of this Section 7(c), the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)               Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the Offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Public Units and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Public Units. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)               Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person under this Agreement, at law or in equity.

8.                  Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.                  Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Units, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or Nasdaq; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Public Units on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.              Defaulting Underwriter.

(a)               If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Public Units that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Public Units by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Public Units, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Public Units on such terms. If other persons become obligated or agree to purchase the Public Units of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Public Units that a defaulting Underwriter agreed but failed to purchase.

(b)               If, after giving effect to any arrangements for the purchase of the Public Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Public Units that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed 10% of the aggregate number of Public Units to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Public Units that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Public Units that such Underwriter agreed to purchase on such date) of the Public Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)               If, after giving effect to any arrangements for the purchase of the Public Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Public Units that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds 10% of the aggregate amount of Public Units to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Public Units on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)               Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.              Payment of Expenses.

(a)               Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Public Units and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Public Units under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent, trustee, warrant agent and registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings up to $35,000); (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Public Units on Nasdaq.

(b)               If (i) this Agreement is terminated pursuant to Section 9 (other than clauses (iii) and (iv)), (ii) the Company for any reason fails to tender the Public Units for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Public Units for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters and the QIU for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the Offering.

12.              Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each party referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Public Units from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.              Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Public Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14.              Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “Liquidation” means the distributions of the Trust Account to the Public Shareholders in connection with the redemption of the Ordinary Shares held by the Public Shareholders pursuant to the terms of the Charter, as amended, if the Company fails to consummate a Business Combination with the time period provided therein.

15.              Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.              Miscellaneous.

(a)               Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

Notices to the Underwriters shall be given to the Representatives at:

Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Attention:      Head of Equity Capital Markets,

 with a copy to the General Counsel, Investment Banking

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Attention:      Equity Syndicate Department (fax no: (212) 214-5918)

with a copy to:

DLA Piper LLP (US)

1251 Avenue of Americas

New York, New York 10020

Attention: Michael D. Maline and Stephen P. Alicanti

Notices to the Company shall be given to it at:

Chain Bridge I

100 El Camino Real, Ground Suite

Burlingame, California 94010

Attention:      Michael Rolnick

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Attention:      Jocelyn M. Arel and Daniel J. Espinoza

(b)               Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)               Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(d)               Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e)               Recognition of the U.S. Special Resolution Regimes.

(i)                 In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)              In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)              a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)             a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f)                Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g)               Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)               Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(i)                 Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

[Signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CHAIN BRIDGE I

By	/s/ Michael Rolnick
	Name:	Michael Rolnick
	Title:	Chief Executive Officer

Accepted as of the date first written above,

for itself and on behalf of the several Underwriters

listed in Schedule 1 hereto,

COWEN AND COMPANY, LLC

By	/s/ Christopher Weekes
	Name:	Christopher Weekes
	Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By	/s/ Elizabeth Alvares
	Name:	Elizabeth Alvares
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Underwriter	Number of Underwritten Units
Cowen and Company, LLC	14,000,000
Wells Fargo Securities, LLC	6,000,000
Total	20,000,000

S-1

ANNEX A

The initial public offering price per Public Unit for the Public Units is $10.00. The number of Public Units purchased by the Underwriters is 20,000,000. The Underwriters have an option to purchase an additional 3,000,000 Public Units to cover over-allotments, if any.

S-2

ANNEX B

Written Testing-the-Waters Communications

Reference is made to the materials used in the testing the waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Securities Act.

S-3